EXHIBIT 3.2


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         INDIVIDUAL INVESTOR GROUP, INC.
                       (as amended through June 22, 1999)


                                    ARTICLE I
         The name of the Corporation is "INDIVIDUAL INVESTOR GROUP, INC."

                                   ARTICLE II
         The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III
         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV
         The total number of shares of all classes of stock that the Corporation shall have authority to issue is forty-two million (42,000,000) shares, of which forty million (40,000,000) shares shall be shares of Common Stock, with a par value of one cent ($.01) per share, and two million (2,000,000) shares shall be shares of Preferred Stock, with a par value of one cent ($.01) per share.

                  The Board of Directors of the Corporation hereby expressly is granted authority to authorize, in accordance with Section 151(a) of the General Corporation Law of the State of Delaware, from time to time the issuance of one or more series of Preferred Stock and with respect to any such series to fix by resolution or resolutions the numbers, powers, designations, preferences, and relative, participating, optional, or other special rights of such series, and the qualifications, limitations, or restrictions thereof, including but without limiting the generality of the foregoing, the following:

       (1) entitling the holders thereof to cumulative, non-cumulative, or partially cumulative dividends, or to no dividends;
       (2) entitling the holders thereof to receive dividends payable on a parity with, junior to, or in preference to, the dividends payable on any other class or series of capital stock of the Corporation;
       (3) entitling the holders thereof to rights upon the liquidation of, or upon any distribution of the assets of, the Corporation, on a parity with, junior to, or in preference to, the rights of any other class or series of capital stock of the Corporation;
       (4) providing for the conversion, at the option of the holder or of the Corporation or both, of the shares of Preferred Stock into shares of any other class or classes of capital stock of the Corporation or any serie of the same or any other class or classes or into property of the Corporation or into the securities or properties of any other corporation or person, or providing for no conversion;
       (5) providing for the redemption, as a whole or in part, of the shares of Preferred Stock at the option of the Corporation, in cash, bonds, or other property, at such price or prices, within such period or periods, and under such conditions as the Board of Directors shall so provide, including provision for the creation of a sinking fund for the redemption thereof, or providing for no redemption; and
       (6) providing for the lack of voting rights or limited voting rights or enjoying general, special, or multiple voting rights.


                                    ARTICLE V
         The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation and for further definition, limitation, and regulation of the powers of the Corporation and of its directors and stockholders:
                  (1)      The business and affairs of  the Corporation shall be
         managed by or under the direction of the Board of Directors;
                  (2)  The  directors  shall  have  concurrent  power  with  the stockholders to make, alter, amend, change, add to, or repeal the Bylaws of the Corporation;
                  (3) The number of  directors  of the  Corporation  shall be as from time to time fixed by the Bylaws of the Corporation;
                  (4)  In  addition  to  the  powers  and  authority   expressly
         conferred upon them herein or by statute, the directors hereby are empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the General Corporation Law of Delaware, this Amended and Restated Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

                                   ARTICLE VI
         The number of directors to constitute the whole Board of Directors shall be such number as shall be set forth in the Bylaws and as shall be fixed from time to time by resolution of the Board of Directors or by the stockholders of the Corporation. The Board of Directors shall be divided into three classes as nearly equal in number as may be, with the term of office of one class expiring each year. At each annual meeting of the stockholders, successors to the directors whose terms shall then expire shall be elected to hold office for terms expiring at the third succeeding annual meeting of stockholders. In case of any vacancies, by reason of an increase in the number of directors or otherwise, each additional director may be elected by the Board of Directors until the end of the term he is elected to fill and until his successor shall be elected and qualified in the class to which such director is assigned and for the term or remainder of the term of such class. Directors shall continue in office until others are chosen and qualified in their stead. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, as to make all classes as nearly equal in number as may be feasible. No decrease in the number of directors shall shorten the term of any incumbent director.

         Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors selected shall not be divided into classes pursuant to this Article VI unless expressly provided by such terms.

                                   ARTICLE VII
         No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, pursuant to Section 102 (b) (7) of the General Corporation Law of Delaware. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the General Corporation Law of Delaware, or (4) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article VII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

                                  ARTICLE VIII
         The Corporation, to the fullest extent permitted by Section 145 of the general Corporation Law of Delaware, as the same may be amended and supplemented from time to time, or by any successor thereto, shall indemnify any and all persons whom it shall have power to indemnify under such Section from and against any and all of the expenses, liabilities, and other matters referred to in or covered by such Section, and, to the fullest extent permitted by such Section, shall advance expenses incurred by such persons in defending civil or criminal actions, suits, and proceedings. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Such indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                   ARTICLE IX
         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the General Corporation Law of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.


                                    ARTICLE X
         Whenever  a  compromise  or  arrangement   is  proposed   between  this
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the General Corporation Law of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of the General Corporation Law of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE XI
         The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


                                   ARTICLE XII
         The amount of the authorized stock of the Corporation of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

                                  ARTICLE XIII
         Elections of directors need not be by ballot unless the Bylaws of the Corporation shall so provide.